KINZER TECHNOLOGY
Richmond, Virginia 23233

March 25, 2008

Mr. Scott Oglum
Chief Executive Officer
Theater Xtreme Entertainment Group, Inc.
250 Corporate Blvd Suite E&F
Newark, DE  19702

RE:	Kinzer Technology LLC (“Kinzer”) w. Theater Xtreme Entertainment Group, Inc. (“Theater Xtreme”) March 2007 $2,700,000 Debenture (“Debenture”)

Dear Scott:

Per your request, this letter shall serve as Kinzer’s agreement that Theater Xtreme be permitted to defer that interest payment due on April 1, 2008 under the Debenture (and as required in our letter of October 2, 2007) to July 1, 2008. Theater Xtreme shall be required to make its regular interest payment due as of such date as well as the Deferred Interest Payments as set forth in the letter of October 2, 2007 and the interest payment deferred hereby due April 1, 2008 (which shall bring current all installment payments of interest).

Please countersign below to acknowledge our mutual agreement and return to me.

Sincerely,

/s/ Philip J. Dunn

Philip J. Dunn
Vice President and Treasurer

Acknowledged and Agreed

BY:	/s/ Scott Oglum	Date: March 31, 2008
Scott Oglum
Chief Executive Officer
Theater Xtreme Entertainment Group, Inc.